Exhibit 10.1
CORPORATE ADVISORY AGREEMENT

This “Corporate Advisory Agreement” is entered into this 7th day of December 2006 by and between Steven Antebi or Nominee (“SA” or the “Consultant”) and EGPI Firecreek, Inc., Inc. (“EGPI Firecreek, Inc.” or the “Company’).

I. ENGAGEMENT.  EGPI FIRECREEK, INC. hereby engages and retains SA as a Corporate Advisor to perform the Services (as that term is hereinafter defined) and SA hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II. INDEPENDENT CONTRACTOR.  SA shall be, and in all respects shall be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.  SA shall be solely responsible for making all payments to and on behalf of its employees and subcontractors, including those required by law, and EGPI FIRECREEK, INC. shall in no event be liable for any debts or other liabilities of SA.  SA shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of EGPI  FIRECREEK, INC., and SA shall have no power to enter into any agreement on behalf of, or otherwise bind EGPI  FIRECREEK, INC. Subject to the following sentence, SA shall not have or be deemed to have, fiduciary obligations or duties to EGPI  FIRECREEK, INC. and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as SA in its sole, absolute and unfettered discretion, may elect.  Notwithstanding the above, no activity, employment, venture, business or other pursuit of SA during the term of this Agreement shall conflict with SA’s obligations under this Agreement or be adverse to EGPI FIRECREEK, INC.’s interests during the term of this Agreement.

III. SERVICES.

1. Services.  SA agrees to provide Corporate Advisory services to EGPI FIRECREEK, INC., which shall include, but not be limited to, the following services (hereafter collectively referred to as the “Services”):

(a) Advise and assist EGPI  FIRECREEK, INC. in identifying one or more individuals, firms or entities (the “Candidate(s)”) who may have an interest in providing debt or investment capital in the form of bridge Financing, private placement Financing, public equity Financing, any other sale of Securities or in pursuing a Business Transaction with EGPI  FIRECREEK, INC..  As used in this Agreement, the term “Business Transaction” shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product sales and/or marketing agreement, distribution agreement, combination and/or consolidation, involving EGPI FIRECREEK, INC. and/or any of its affiliates and any other entity.  For the purposes of this Agreement, "Security" shall mean:  (i) any stock or other security or ownership interest of the Company (or entity succeeding or surviving the Company in the case of an M&A Transaction) of the class, series and with the same terms as is issued in connection with a Financing or M&A Transaction (as defined below), as the case may be, or (ii) if no such stock, security or ownership interest is issued in connection with a Financing or M&A Transaction, the existing common stock or unit of ownership interest of the Company (or entity succeeding or surviving the Company in the case of an M&A Transaction).

(b) Advise EGPI FIRECREEK, INC. on obtaining introductions to potential institutional investors, merchant bankers, investment bankers or other institutions that may have an interest in participating in a Business Transaction with EGPI FIRECREEK, INC..

(c) Advise EGPI FIRECREEK, INC. in preparing presentations to potential institutional investors, merchant bankers, investment bankers or other institutions that may have an interest in participating in a Business Transaction with EGPI FIRECREEK, INC.  Such assistance shall include assisting EGPI  FIRECREEK, INC. in assembling all internal financial and operational information that a third party would expect to review in connection with its due diligence review of EGPI FIRECREEK, INC., preparing an analysis of EGPI FIRECREEK, INC.’s industry; preparing an executive summary of EGPI FIRECREEK, INC.’s business plan and financial forecasts.  It is understood that EGPI FIRECREEK, INC. shall be the Author of all such materials, but that SA will assist management of EGPI FIRECREEK, INC. in preparing this information.

(d) Advise EGPI FIRECREEK, INC. in the selection and retention of one or more investor relations firms which may be retained by EGPI FIRECREEK, INC. to provide information concerning EGPI FIRECREEK, INC. to a variety of third parties through various media.

(e) Advise EGPI FIRECREEK, INC. on technical, legal and accounting due diligence aspects of acquiring related businesses, to enable well informed decision making methodology. Additionally, introduce appropriate interim strategies to efficiently merge cultural differences in rapidly changing financial structures.

(f) Introduce EGPI FIRECREEK, INC. to potential targets for acquisition.

(g) Identify, analyze, structure and/or negotiate sales and/or acquisitions of other businesses, including without limitation, through merger, stock purchase, and any other structure relating to such sales or acquisitions

SA shall not perform any services that would require it to hold a securities broker-dealer license or to register in any capacity with the U.S. Securities and Exchange Commission, the California Department of Corporations, or any other regulatory agency or SRO.

For purposes of this Agreement, a “Financing” shall mean any purchase of any debt or equity securities of the Company.  An “M&A Transaction” shall mean (i) any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise, (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise, or (iv) any joint venture, licensing agreement, royalty agreement, distribution agreement or any similar transaction to which the Company is party.

2. Best Efforts.  SA shall devote such time and effort, as both parties deems commercially reasonable and adequate under the circumstances, to the affairs of EGPI FIRECREEK, INC. to render the Services contemplated by this Agreement.  SA is not responsible for the performance of any Services that may be rendered hereunder without EGPI FIRECREEK, INC. providing the necessary information in writing prior thereto, nor shall SA provide any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the certified public accountant.  SA cannot guarantee results on behalf of EGPI FIRECREEK, INC., but shall pursue all reasonable avenues available through its network of contacts.  At such time as an interest is expressed by a third party, SA shall notify EGPI FIRECREEK, INC. and advise it as to the source of such interest and any terms and conditions of such interest.  The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by EGPI FIRECREEK, INC. in its sole discretion.  It is understood that a portion of the compensation paid hereunder is being paid by EGPI FIRECREEK, INC. to have SA remain available to advise it on transactions on an as-needed basis.

3. Availability of SA.  In conjunction with the Services, SA agrees to:

(a) Make itself available to the officers of EGPI FIRECREEK, INC. at a mutually agreed upon place during normal business hours unless mutually acceptable for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising EGPI FIRECREEK, INC. in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (“Documentation”) as shall be necessary, in the opinion of SA, to properly present EGPI FIRECREEK, INC. to other entities and individuals that could be of benefit to EGPI FIRECREEK, INC..

(b) Make itself available for telephone conferences with the principal sales and/or operating officer(s) of EGPI FIRECREEK, INC. during normal business hours.

4. Authority to Engage Other Service Providers.  SA shall have the authority to engage other third parties to assist it in providing services to EGPI FIRECREEK, INC., and to pay compensation to such third parties, including but not limited to portions of its compensation to be received under this Agreement.  EGPI FIRECREEK, INC. shall not be responsible for the fees or other charges of such third parties unless and to the extent that EGPI FIRECREEK, INC. otherwise agrees with SA or such third party by its written signed authorization acknowledged by SA or such third party.

IV. EXPENSES.

1. General Expenses.  It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include, but shall not be limited to, accounting, long distance communication, and the printing and mailing of materials between the parties hereto; provided, however, that this shall not include expenses incurred by SA in connection with the reproduction, printing or special delivery of Business Plans, Corporate Profiles or other similar documents, and such expenses shall be approved in advance and in writing by EGPI FIRECREEK, INC.

2. Travel Expenses.  Any travel expenses incurred by SA in the rendering of its Services hereunder shall be reimbursed by EGPI FIRECREEK, INC. on a monthly basis.  This shall only apply to travel that is requested by or approved in advance and in writing by EGPI FIRECREEK, INC.

V. COMPENSATION. In consideration for the Services rendered pursuant to this Agreement, EGPI FIRECREEK, INC. agrees that SA shall receive the following compensation:

1. Equity Compensation.  SA (or any designee) shall receive equity compensation in the amount of twenty million (20,000,000) common restricted shares of the company upon signing this agreement. SA agrees to file a 13D or other regulatory filing as or if required and where applicable.

2. RESTRICTIONS.

a. INVESTMENT INTENT. Lender agrees that the shares being issued pursuant to this agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a “Transfer”), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of Company.

b. RESTRICTED SECURITIES. The Lender understands common shares underlying this Agreement will be deemed as "restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that pursuant to these laws and applicable regulations, the Lender must hold the Shares unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Lender which are outside of the Company’s control, and as to which the Company is under no obligation and may not be able to satisfy. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

c.  VOTING. To the extent available under Nevada Revised Statutes or a period of one year, SA agrees to Vote with and for Management, including at elections, and issues presented to a vote of the Shareholders, from time to time, and therefore to be consistent in its voting with various terms of Voting Agreements in place with Management, and other Shareholders providing similar consent action by specific proxy or other acceptable written method.

VI. ADDITIONAL ADVISORY FEES.

1. EGPI  FIRECREEK, INC. agrees to consider engagement of SA as a consultant in connection with future Business Transactions on terms mutually agreeable in writing providing for Services commensurate with those provided under this Agreement and compensation payable to SA appropriate for the scope of services and the size of the proposed Business Transactions as long as SA has provided to EGPI Firecreek, Inc. by virtue of its current consulting work or introductions to debt or equity financing, a closed Business Transaction to the benefit of EGPI Firecreek Inc. in the amount of three million dollars ($3,000,000).

2. Without limiting the generality of the foregoing Section 1, SA shall receive compensation for successful M&A transaction involving the Company of six percent (6%) of the first million dollars ($1,000,000) of Consideration, four percent (4%) of the second million dollars ($2,000,000) of Consideration, two percent (2%) of the third million ($3,000,000) and a flat one percent (1%) of the total consideration that exceeds three million dollars ($3,000,000). Warrants may be included as additional Consideration for a successful M&A transaction. Any Warrants will be subject to terms, provisions and conditions then acceptable by the Company and SA and set forth in exhibit “A” hereto. For the purposes of this Agreement, "Consideration" and any definition thereof shall be determined on a case by case basis, mutually agreeable in writing, and as then may be applicable.

3. For any Business Transaction resulting in a Equity Financing closing at any time prior to the end of this Agreement, with respect to which SA has provided Services under this Agreement, SA will receive 10% of cash compensation. Warrant Compensation will be set forth in Exhibit “B” attached hereto. EGPI FIRECREEK, INC. shall pay this compensation with respect to any Business Transactions for a period of 18 months after the termination of this Agreement.  EGPI FIRECREEK, INC. acknowledges that such compensation shall be paid as part of the consideration for all services SA has provided which has resulted in a closed Equity Financing Business Transaction.

4. For any Business Transaction resulting in a Debt Financing closing at any time prior to the end of this Agreement, with respect to which SA has provided Services under this Agreement, SA will receive as a minimum 2% of cash compensation.

VII. REPRESENTATIONS, WARRANTIES AND COVENANTS.

1. Disclosure of Information. EGPI FIRECREEK, INC. covenants that it will provide SA to the best of its ability with complete, accurate and truthful information and with all material facts that will enable SA to assist EGPI FIRECREEK, INC. in the preparation of due diligence materials and reports that accurately describe EGPI FIRECREEK, INC., its financial condition and business operations and do not contain any misleading information or omissions to state information that would make such materials or reports misleading. SA covenants that it will disclose information concerning EGPI FIRECREEK, INC. only as required to perform its services hereunder or as approved by EGPI FIRECREEK, INC.

2. Cooperation and Delivery of Corporate Information.  EGPI FIRECREEK, INC. will cooperate with SA, and will promptly provide SA with all pertinent materials and requested information in order for SA to perform its Services pursuant to this Agreement

3. Timely Information and Updates. EGPI FIRECREEK, INC. shall use its commercially reasonable efforts to keep SA up to date and apprised of all business, market and legal developments related to EGPI FIRECREEK, INC. and its operations and management, including the following:

(a) copies of all amendments, revisions and changes to its business and marketing plans, banking agreements or debt facilities, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

(b) copies of all communications, forms, reports and registration statements filed with any state or federal securities administrator, including without limitation, the Securities and Exchange Commission (the “SEC”), and the National Association of Securities Dealers, Inc. (“NASD”);

(c) monthly, quarterly and annual financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by EGPI  FIRECREEK, INC. in the normal course of its business and requested by SA from time to time.

4. Corporate Authority. Both EGPI FIRECREEK, INC. and SA have full legal authority to enter into this Agreement and to perform their respective obligations as provided for in this Agreement.  The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

5. SA Ability.  SA represents and warrants to EGPI FIRECREEK, INC. that (a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, (b) all Services will be performed in a professional manner, and (c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of EGPI FIRECREEK, INC. which such persons may have access to over the term of this Agreement.

6. Non-solicitation.  Pursuant to this Agreement, it is contemplated that SA shall supply to the Company and its officers and directors certain information concerning investors.  Neither the Company, nor any of its majority owned or controlled entities, or any of their officers and directors, or any affiliates, associates, employees, consultants, or other related parties, shall, without the prior written consent of SA, contact any of such investors and other entities introduced directly or indirectly by SA to EGPI FIRECREEK, INC. for the purpose of an investment in the Company or an investment in any other entity or enterprise controlled by or affiliated with the Company or its directors, officers or employees.   EGPI FIRECREEK, INC., its controlled entities, officers, directors, affiliates, employees or other related parties shall not, either directly or indirectly, whether with or through any person, firm, partnership, corporation or other entity or venture now existing or hereafter created, solicit or employ, or attempt to solicit or employ, any person who is or has been within the preceding twelve (12) months an officer, director, partner, manager, agent, employee, subcontractor or consultant of SA.

7.  Ex Officio Relationship with the Company. Pursuant to this Agreement, SA agrees to become Ex Officio member of the Board of Directors of EGPI FIRECREEK, INC. Pursuant to the Company’s then required nomination and approval processes SA would agree to become a member of the Board of Directors subject to D&O insurance suitable to and approved by SA.

IX. TERM AND TERMINATION.

1. From the date this Agreement is fully executed, the “Term” of this Agreement shall be twelve (12) months, unless terminated by either party, with or without cause, upon delivery of a 30 day written notice by one party to the other; provided, however, the termination or expiration of this Agreement shall not in any way limit, modify, or otherwise affect the rights of SA to: (i) receive its entire compensation pursuant to the terms of this Agreement in connection with a Financing or M&A Transaction introduced or provided by SA involving the Company during the Term of this Agreement or subsequent to the termination or expiration of this Agreement, (ii) receive reimbursement of approved expenses incurred by SA up to the date of termination or expiration of this Agreement pursuant to the terms of Section V and VI hereof, and (iii) be protected by the indemnification rights, waivers and other provisions of this Agreement.  The Company hereby covenants and agrees that it shall not enter into any M&A Transaction unless the entity succeeding or surviving such M&A Transaction agrees in writing to be bound by all terms and conditions of this Agreement applicable to the Company, including, without limitation, the payment of all fees and expenses as provided herein.

2. In the event of early termination for any reason other than a breach of this Agreement by SA, EGPI FIRECREEK, INC. shall pay any compensation earned under the terms of this Agreement which has not yet been paid by EGPI FIRECREEK, INC. to SA, if any, including payment for all merger and acquisition activity as forth in Article VI, and reimburse SA for all reasonable expenses incurred by SA until the date of termination.

IX. CONFIDENTIAL DATA.

1. SA shall not divulge to others, and shall cause its affiliates not to disclose to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of EGPI FIRECREEK, INC., obtained by SA as a result of its engagement hereunder, except to the extent necessary for SA to perform its services or as otherwise authorized in writing by EGPI FIRECREEK, INC.  SA represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of EGPI FIRECREEK, INC., including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of EGPI FIRECREEK, INC..

2. EGPI FIRECREEK, INC. shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of SA, obtained as a result of its engagement hereunder, unless authorized, in writing by SA.

3. SA shall not be required in the performance of its duties to divulge to EGPI FIRECREEK, INC., or any officer, director, agent or employee of EGPI FIRECREEK, INC., any secret or confidential information, knowledge, or data concerning any other person, firm or entity, which SA may have or be able to obtain other than as a result of the relationship established by this Agreement.  SA shall notify EGPI FIRECREEK, INC. of any arrangement(s) that is or could be considered competitive.

4. EGPI FIRECREEK, INC. agrees that all work product and materials generated by SA, to be identified and acknowledged by SA and EGPI FIRECREEK, INC. and further acknowledged in writing for each required instance, are based on methodologies, processes and systems which are proprietary to SA and constitute trade secrets of SA. As a result, EGPI FIRECREEK, INC. shall not use and return all identified and agreed SA work product and other SA materials to SA upon termination of this Agreement.

5. The Company acknowledges that all advice (written or oral) given by SA to the Company in connection with SA 's engagement hereunder is intended solely for the benefit and use of the Company and its Board of Directors in considering a Financing or M&A Transaction to which the advice relates, and the Company agrees that no person or entity, including without limitation, the Company after the termination of this Agreement, shall be entitled to make use of or rely upon the advice of SA, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to SA, or use SA 's name in any annual reports or any other reports or releases of the Company without SA 's prior written consent and unless SA remains engaged as a consultant by the Company. It is understood that a Form 8-K filing for any Restricted Stock Compensation received hereunder is required for disclosure by the Company (Registrant) under the rules and regulations of the Securities and Exchange Commission.

XI. OTHER MATERIAL TERMS AND CONDITIONS.

1. Indemnity.

(a) Indemnification by EGPI FIRECREEK, INC.

EGPI FIRECREEK, INC. agrees to indemnify and hold harmless SA, its affiliates and their respective officers, directors, managers, partners, shareholders and agents, from any claims, lawsuits or litigation arising from disputes between EGPI FIRECREEK, INC. and any third parties other than those arising from the gross negligence or willful misconduct of SA.

(b) Indemnification by SA.  SA agrees to indemnify and hold harmless EGPI FIRECREEK, INC. from any claims, lawsuits or litigation arising from disputes between SA and any third parties other than those arising from the gross negligence or willful misconduct of EGPI FIRECREEK, INC.

2. Arbitration.  The Parties hereto agree and acknowledge that this agreement is subject to the provisions of the Federal Arbitration Act.   Except to the extent described in the last sentence of this paragraph, any controversy or claim arising out of or relating to this engagement agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any arbitration proceedings will be conducted in Orange or Los Angeles Counties, California.  The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this engagement agreement.  Notwithstanding the foregoing, nothing contained in this engagement agreement shall be construed to restrict in any way the right of any party hereto to seek injunctive or similar equitable relief in any court of competent jurisdiction with respect to any threatened breach of the provisions of this agreement or any of the respective parties’ obligations hereunder.

3. Attorneys Fees. In the event any of the parties hereto are required to commence any action or proceeding in order to enforce the obligations of the other parties hereto, then the prevailing party shall be entitled to reasonable attorney fees and costs incurred in any such action.

4. Provisions.  Neither termination nor completion of the assignment shall affect the provisions of this Agreement, which shall remain operative and in full force and effect.

5. Additional Instruments.  Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

6. Entire Agreement. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected.  There are no representations, warranties or covenants other than those set forth herein.

7. Laws of the State of California. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the country or place of domicile or residence of either party.

8. Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that SA may not assign any or all of SA’s rights or duties hereunder without the prior written consent EGPI FIRECREEK, INC., which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, SA may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion. EGPI FIRECREEK, INC. agrees that it shall require, as a condition of closing any Business Transaction in which EGPI FIRECREEK, INC. is not the surviving entity but the shareholders of EGPI FIRECREEK, INC. receive a majority of the voting interests of the surviving entity, that the surviving entity agree to assume the obligations of EGPI FIRECREEK, INC. under this Agreement.

9. Originals.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.  Facsimile copies with signatures shall be given the same legal effect as an original.

10. Notices. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.  Notices provided under this Agreement shall be provided in writing and delivered by hand, by facsimile transmission or by overnight courier.  Notices shall be deemed received upon personal receipt if personally delivered, upon completion of facsimile transmission with electronic evidence of receipt, or upon delivery with evidence of delivery.  Notices shall be delivered to the information set forth below the signatures of each party hereto, or to such other address, as a party shall have provided in writing to the other party.

11. Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STEVEN ANTEBI OR NOMINEE   EGPI FIRECREEK, INC.

/s/ Steven Antebi     /s/ Dennis Alexander
___________________________   ___________________________
By: Steven Antebi or Nominee   By:   Dennis Alexander
Its: Chairman, Principle Ex Off, & CFO